EXHIBIT 99.1

United Agri Products

Rodenticide and

Disinfectant Business

Combined Statements of Net Assets Sold

as of February 23, 2003 and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Stockholder and Board of Directors

United Agri Products

Omaha, Nebraska

We have audited the accompanying combined statement of net assets sold of the Rodenticide and Disinfectant Businesses of Hess and Clark, Inc. and HACCO, Inc., wholly owned subsidiaries of United Agri Products (the “Company”) (a division of ConAgra Foods, Inc.) as of February 23, 2003 and related combined statement of net sales, cost of sales and direct and allocated operating expenses for the year ended February 23, 2003. This statement of net assets sold is the responsibility of Company’s management. Our responsibility is to express an opinion on the statement of net assets sold based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Neogen Corporation), and as more fully disclosed in Note 1, pursuant to terms of the Stock Purchase Agreements dated November 21, 2003, and is not intended to be a complete presentation of the Company’s assets and liabilities or a presentation in conformity with accounting principles generally accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Company as of February 23, 2003 and its net sales, cost of sales and direct and allocated operating expenses all as described in Note 1 to the financial statements for the year ended February 23, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Omaha, Nebraska March 10, 2004

UNITED AGRI PRODUCTS

COMBINED STATEMENTS OF NET ASSETS SOLD

FEBRUARY 23, 2003 AND AUGUST 24, 2003 (UNAUDITED)

	February 23, 2003	August 24, 2003
		(Unaudited)
ASSETS TO BE ACQUIRED
Accounts receivable, less allowance of $197 and $5,758, respectively	$176,758	$272,106
Inventory	2,762,169	2,564,651
Other current assets	43,294	22,485
Plant, property and equipment, net	2,034,731	1,908,849

Total assets to be acquired	$5,016,952	$4,768,091

LIABILITIES TO BE ASSUMED
Accrued liabilities	$1,134,224	$1,016,933
Capital lease obligations	49,893	40,399

Total liabilities to be assumed	1,184,117	1,057,332

Net assets to be acquired	$3,832,835	$3,710,759

See notes to statements of net assets sold.

UNITED AGRI PRODUCTS

COMBINED STATEMENTS OF NET SALES, COST OF SALES

AND DIRECT AND ALLOCATED OPERATING EXPENSES

FEBRUARY 23, 2003 AND AUGUST 24, 2003 (UNAUDITED)

AND AUGUST 25, 2002 (UNAUDITED)

	Year Ended February 23, 2003	Six Months Ended August 24, 2003	Six Months Ended August 25, 2002
		(Unaudited)	(Unaudited)
Net sales	$12,426,910	$5,986,232	$6,019,007

Cost of sales	9,399,040	4,779,971	4,914,046

Gross margin	3,027,870	1,206,261	1,104,961

Direct and allocated selling, general and administrative expenses	1,199,113	438,993	474,595

Revenue in excess of direct and allocated cost of products sold and selling, general and administrative expenses	$1,828,757	$767,268	$630,366

See notes to statements of net assets sold.

UNITED AGRI PRODUCTS

NOTES TO COMBINED STATEMENTS OF NET ASSETS SOLD

AS OF FEBRUARY 23, 2003 AND AUGUST 24, 2003 (UNAUDITED)

1.	BASIS OF PRESENTATION

The accompanying combined financial statements have been prepared pursuant to the transaction described below and present the proposed net assets to be sold and the net sales, cost of sales and direct and allocated operating expenses of the Rodenticide and Disinfectant Businesses (the “Businesses”) of Hess and Clark, Inc. and HACCO, Inc., wholly owned subsidiaries of United Agri Products (a Division of ConAgra Foods, Inc.). On November 21, 2003, United Agri Products (“UAP”) entered into stock purchase agreements (the “Agreements”) with Neogen Corporation (“Neogen”) to sell Hess and Clark, Inc. and HACCO, Inc. (the “Transaction”).

Upon closing of the Transaction on November 21, 2003, Neogen assumed ownership of certain assets and liabilities of Hess and Clark, Inc. and HACCO, Inc. as stipulated in the Agreements. Prior to closing of the Transaction, UAP transferred certain assets and liabilities from Hess and Clark, Inc. and HACCO, Inc., relating to product lines not being acquired by Neogen and transferred to Hess and Clark, Inc. and HACCO, Inc. certain assets from other UAP subsidiaries relating to the product lines being acquired. Assets transferred to Hess and Clark, Inc. and HACCO, Inc. related primarily to prepaid product registration costs, patents and trademarks.

Hess and Clark, Inc. is engaged in the business of development, manufacture and marketing of disinfectants and animal health products. HACCO, Inc. is engaged in the business of development, manufacture and marketing of rodenticides and rodent baits, and the production of certain insecticides. The businesses utilized the services of other UAP subsidiaries for the formulation of certain finished inventory, storage of inventory and marketing and sales services. These other subsidiaries have not been included in the Transaction.

The Businesses’ fiscal year ends on the last Sunday in February. The fiscal year for the financial statements presented consists of a 52-week period ended February 23, 2003.

UAP did not maintain the Businesses as a separate business unit, and financial statements historically have not been prepared. Therefore, the accompanying financial statements have been derived from the historical accounting records of UAP in order to present the net assets to be sold as of February 23, 2003 and August 24, 2003 (unaudited), and the statements of net sales, cost of sales and direct operating expenses for the year ended February 23, 2003 and the six months ended August 24, 2003 (unaudited) and August 25, 2002 (unaudited), in accordance with accounting principles generally accepted in the United States of America, and reflect significant assumptions and allocations. Moreover, the Businesses rely on UAP for certain sales, marketing, administrative, management and other services. The net assets to be sold and net sales, cost of sales and direct operating expenses of the Businesses could differ from those that would have resulted had the Businesses operated autonomously or as an entity independent of UAP. The historical operating results may not be indicative of the results of operations of the Businesses in the future.

The statements of net sales, cost of sales and direct operating expenses include the revenues and expenses directly attributable to the Businesses. During the year ended February 23, 2003 and the six months ended August 24, 2003 (unaudited), certain of the Businesses’ products were formulated by

UAP. The direct operating expense for these periods include labor and overhead costs that have been allocated based upon sales. Management believes the method used to allocate the direct operating expenses is reasonable. All intercompany transactions have been eliminated in combination.

The statements of net sales, cost of sales and direct operating expenses do not include UAP corporate allocations for certain expenses including costs related to various infrastructure and support services provided by UAP, interest, income taxes, amortization of intangible assets not directly related to the Businesses or other indirect UAP corporate expense allocations. Since the Businesses were not a separate business unit, UAP had never segregated such operating cost information relative to the Businesses for financial reporting purposes. Accordingly, it is not practical to isolate or allocate such UAP operating costs to the Businesses.

A statement of cash flows is not presented, as the Businesses did not maintain significant cash balances. All cash flow activities were funded by UAP and are primarily comprised of amounts for operational costs requirements of the Businesses. These statements are not intended to be a complete presentation of the Businesses’ financial position, results of operations and cash flows.

Unaudited Interim Financial Statements – The accompanying financial information as of August 24, 2003 and for the six-month periods ended August 24, 2003 and August 25, 2002 are unaudited. The unaudited interim financial information has been prepared on the same basis as the accompanying annual financial statements. In the opinion of management, such interim financial information reflects adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial information. The unaudited results of operations for the interim period ended August 24, 2003 and August 25, 2002 are not necessarily indicative of the results of operations to be expected for any other interim period or for the full year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition – Revenue from the sale of products is recognized when title passes to the customer, which generally occurs upon product shipment. Revenue is presented net of sales discounts, returns and allowances, freight expense and sales incentives.

Cost of sales includes direct costs such as raw materials, direct labor, and other direct manufacturing expenses as well as indirect manufacturing costs such as facility costs and utilities. Cost of sales also includes $2,095,365 as of February 23, 2003, $1,070,971 as of August 24, 2003 (unaudited) and $1,240,046 as of August 25, 2002 (unaudited) of costs that were allocated to the Businesses from certain UAP subsidiaries which participated in the manufacturing of the products. Such costs were allocated based on a percentage of sales.

Inventory – Inventories are stated at the lower of cost or market. Cost includes material, labor and applicable manufacturing overhead and is determined using the first-in-first-out (FIFO) method. Inventory balances were composed of the following:

	February 23, 2003	August 24, 2003
		(Unaudited)
Raw materials	$1,751,334	$1,445,431
Finished goods and work in process	1,010,835	1,119,220

	$2,762,169	$2,564,651

Selling, General and Administrative Expenses – Selling, general and administrative expenses include direct costs such as the payroll and other direct expenses associated with the sales professionals of the Businesses. This category of costs also includes direct and allocated costs associated with office expenses, telephone, supplies and other miscellaneous general and administrative expenses. Selling, general and administrative expenses include $1,028,507 as of February 23, 2003, $415,993 as of August 24, 2003 (unaudited) and $454,595 as of August 25, 2002 (unaudited) of costs that were allocated to the Businesses from certain UAP subsidiaries which participated in the sale of the products based on a percent of revenue. Certain executive management expenses and legal and professional costs and taxes have not been allocated to the Business as the Company does not believe that these costs relate to the Businesses. There was no allocation of interest expense because interest expense cannot be directly associated with assumed liabilities and is not allocated by UAP.

Patents – Certain patents and trademarks were acquired within the Transaction. Such patents and trademarks were developed internally and no costs have been capitalized by the Businesses.

Use of Estimates – The preparation of the statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period, the reported amounts of assets and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

3.	PROPERTY AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Upon disposal, the cost and related accumulated depreciation are eliminated from the respective accounts and resulting gains or losses are included in operations. Expenditures for maintenance and repairs are charged to operations as incurred.

	Depreciable Lives	February 23, 2003	August 24, 2003
			(Unaudited)
Property and equipment:
Land and improvements	15 years	$379,451	$379,451
Buildings and improvements	20-39 years	1,853,071	1,853,071
Equipment and machinery	5-15 years	2,661,177	2,661,177

		4,893,699	4,893,699
Less accumulated depreciation and amortization		(2,858,968)	(2,984,850)

		$2,034,731	$1,908,849

4.	CAPITAL LEASES

UAP has entered into several lease agreements that have been recorded as capital lease obligations and has leased machinery and equipment assets with a combined original cost totaling $205,860. These leased assets are depreciated over their lease term and have a net book value of $48,962 and $38,913 as of February 23, 2004 and August 23, 2004 (unaudited), respectively, and a remaining lease obligation of $49,893 as of February 24, 2003 and $40,399 as of August 24, 2003 (unaudited). These lease agreements have lease terms ranging from three years to seven years and require monthly payments ranging from $288 to $419. On November 21, 2003, the leased equipment was purchased by UAP prior to its sale to Neogen. As such, Neogen did not assume the lease obligations related to the purchased machinery and equipment.

Future minimum lease payments for assets under capital leases as of February 24, 2003 are as follows:

Year Ending February 24:
2004	$22,665
2005	22,665
2006	9,482

Total minimum payments	54,812

Less imputed interest	(4,919)

Principle payments due	$49,893

5.	ACCRUED LIABILITIES

Per the Agreements, certain liabilities were assumed by Neogen. Neogen assumed certain liabilities related primarily to environmental claims, professional services and property taxes. These liabilities are as follows:

	February 23, 2003	August 24, 2003
		(Unaudited)
Environmental	$779,771	$779,771
Professional services	324,867	184,867
Other	29,586	52,295

	$1,134,224	$1,016,933

6.	CUSTOMER CONCENTRATION

Sales to the top ten major customers represented 43% of net sales for the year ended February 23, 2003. As of February 23, 2003, accounts receivable from one customer accounted for 67% of total accounts receivable.

7.	EMPLOYEE BENEFIT PLANS

The Businesses participate in various employee benefit plans which are sponsored by UAP, including stock option, stock purchase, pension, savings, post-retirement and post-employment plans. Detailed information concerning the costs of these plans is not available for the Businesses, but is included as part of the labor costs allocated by UAP and reflected in direct operating expenses of the Businesses. The specific charges and obligations under these plans related to the Businesses are not separately identifiable.

8.	RELATED PARTY TRANSACTIONS

For the year ended February 23, 2003 and six month periods ended August 24, 2003 and August 25, 2002, sales to other companies affiliated with UAP were $2,354,000, $1,293,000 (unaudited) and $1,362,000 (unaudited), respectively.